EXHIBIT 3.15

(SEAL)	ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5798
Website: secretaryofstate.biz

Certificate of Correction
(PURSUANT TO NRS CHAPTERS 7B,
/BA, 80, 81, 82, 84, 86, 87, 87A, 88,
88A, 89 AND 92A)

Filed in the office of	Document Number
/s/ Ross Miller	20080369188-35
Ross Miller	Filing Date and Time
Secretary of State	05/29/2008 4:15 PM
State of Nevada	Entity Number
C4538-1991

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)
1.	The name of the entity for which correction is being made:
New Energy Concept, Inc. (formerly CabelTel International Corporation)
2.	Description of the original document for which correction is being made:
Certificate of Amendment (Pursuant to NRS 78.385 and 78.390)
3.	Filing date of the original document for which correction is being made: May 21, 2008 effective

4.	Description of the inaccuracy or defect.
The name stated therein inadvertently changed the second and third words by reversing them to read “Energy Concept” when it should have been “Concept Energy” the intended name was to be “New Concept Energy, Inc.”
5.	Correction of the inaccuracy or defect.
Change the name in Item 2 to be “The name of the Corporation is New Concept Energy, Inc.”
Item 2 should have read as follows: “Article One has been further amended to change the name of the Corporation to New Concept Energy, Inc. by amending and restating in full Article One of the Amended Articles of Incorporation as follows:
Article One
The name of the Corporation is New Concept Energy, Inc.”
6.	Signature:

x /s/ Gene S. Bertcher	President	05/21/2008

Authorized Signature	Title*	Date

*	If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner, a Limited-Liability Partnership, by a Managing Partner, a Business Trust, by a Trustee.
IMPORTANT: Tribute to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State: AM Correction 2007
Revised on: 10/23/07